     As filed with the Securities and Exchange Commission on July 24, 2000
                                               Registration No. 333-____________

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                                  NETZERO, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                      95-4644384
  (State or other jurisdiction                 (IRS Employer Identification No.)
of incorporation or organization)

                               2555 TOWNSGATE ROAD
                       WESTLAKE VILLAGE, CALIFORNIA 91361
               (Address of principal executive offices) (Zip Code)

                                   ----------

                            1999 STOCK INCENTIVE PLAN
                        1999 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plans)
                                   ----------
                                MARK R. GOLDSTON
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                                  NETZERO, INC.
                               2555 TOWNSGATE ROAD
                       WESTLAKE VILLAGE, CALIFORNIA 91361
                     (Name and address of agent for service)
                                 (805) 418-2000
          (Telephone number, including area code, of agent for service)

                                   ----------

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                                      Proposed              Proposed
        Title of Securities to be            Amount to be         Maximum Offering     Maximum Aggregate         Amount of
                Registered                   Registered(1)       Price per Share(2)    Offering Price(2)      Registration Fee
        -------------------------            -------------       ------------------    ----------------       ----------------
   1999 Stock Incentive Plan
   -------------------------
   Common Stock, $0.001 par value           3,143,834 shares          $6.7188            $21,122,791.88          $5,576.42

   1999 Employee Stock Purchase Plan
   ---------------------------------
   Common Stock, $0.001 par value           1,571,917 shares          $6.7188            $10,561,395.94          $2,788.21
                                            ----------------                                                     ---------
   Aggregate Registration Fee               4,715,751 Shares                                                     $8,364.63
                                            ================                                                     =========
===================================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1999 Employee Stock Purchase Plan or the 1999 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Registrant's Common Stock on July 18, 2000, as reported by the Nasdaq National Market.

     This Registration Statement on Form S-8 registers the offer and sale of an additional 4,715,751 shares of Common Stock of NetZero, Inc. (the "Registrant") for issuance under the 1999 Stock Incentive Plan and the 1999 Employee Stock Purchase Plan (together with the 1999 Stock Incentive Plan, the "Plans"). The contents of the prior Registration Statement relating to the Plans, File No. 333-89705, are incorporated herein by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE

          NetZero, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

     (a) The Registrant's prospectus filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended (the "1933 Act") filed with the Commission on September 24, 1999, in connection with the Registrant's Registration Statement No. 333-82827, in which there is set forth the audited financial statements for the Registrant's fiscal year ended June 30, 1999;

     (b) The Registrant's Quarterly Reports on Form 10-Q filed with the Commission on November 15, 1999; February 14, 2000; and May 15, 2000, for the fiscal periods ended September 30, 1999; December 31, 1999; and March 31, 2000, respectively;

     (c) The Registrant's Current Report on Form 8-K filed with the Commission on December 14, 1999, as amended on Form 8-K/A filed with the Commission on February 14, 2000; and

     (d) The Registrant's Registration Statement on Form 8-A12G filed with the Commission on September 21, 1999, in which are described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

          All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. EXHIBITS

EXHIBIT NUMBER        EXHIBIT
--------------        -------
        5             Opinion and consent of Brobeck, Phleger & Harrison LLP.
       23.1           Consent of PricewaterhouseCoopers LLP, Independent Accountants.
       23.2           Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
       24             Power of Attorney. Reference is made to page II-4 of this Registration Statement.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westlake Village, State of California on this 21st day of July, 2000.

                                       NETZERO, INC.


                                       By: /s/ MARK R. GOLDSTON
                                          -------------------------------------
                                          Mark R. Goldston
                                          Chief Executive Officer


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

          That the undersigned officers and directors of NetZero, Inc., a Delaware corporation, do hereby constitute and appoint Mark. R. Goldston and Charles S. Hilliard and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

          IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

               SIGNATURE                                       TITLE                                    DATE
----------------------------------------   -----------------------------------------------------   ---------------
/s/ MARK R. GOLDSTON                       Chairman, Chief Executive Officer and                   July 21, 2000
-------------------------------------      Director (Principal Executive Officer)
Mark. R. Goldston


/s/ CHARLES S. HILLIARD                    Senior Vice President, Finance and Chief                July 21, 2000
-------------------------------------      Financial Officer (Principal Financial and
Charles S. Hilliard                        Accounting Officer)


/s/ RONALD T. BURR
-------------------------------------      President and Director                                  July 21, 2000
Ronald T. Burr

               SIGNATURE                                       TITLE                                    DATE
----------------------------------------   -----------------------------------------------------   ---------------

/s/ WILLIAM T. GROSS                       Director                                                July 21, 2000
-------------------------------------
William T. Gross


/s/ JAMES T. ARMSTRONG                    Director                                                July 21, 2000
-------------------------------------
James T. Armstrong


                                          Director                                                July __, 2000
-------------------------------------
David C. Bohnett


/s/ JENNIFER S. FONSTAD                   Director                                                July 21, 2000
-------------------------------------
Jennifer S. Fonstad


/s/ PAUL G. KOONTZ                        Director                                                July 21, 2000
-------------------------------------
Paul G. Koontz

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933



                                  NETZERO, INC.

                                  EXHIBIT INDEX

EXHIBIT NUMBER        EXHIBIT
--------------        -------

        5             Opinion and consent of Brobeck, Phleger & Harrison LLP.
       23.1           Consent of PricewaterhouseCoopers LLP, Independent Accountants.
       23.2           Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
       24             Power of Attorney.  Reference is made to page II-4 of this Registration Statement.